EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES INCREASES IN SECOND QUARTER EARNINGS

Riverhead, New York, July 15, 2005 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the second quarter of 2005. Net income for the quarter was $5,325,000, up 5.8 percent from $5,033,000 posted during the same period last year. Earnings-per-share for the quarter were $0.50, an increase of 8.7 percent from $0.46 during the comparable period of 2004. Net income for the year to date was $10,457,000, an increase of 5.7 percent from $9,897,000 posted during the same period last year. Earnings-per-share for the year to date were $0.98 compared to $0.91, up 7.7 percent. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, remarked, “The key to understanding our second quarter results is the long-term discipline that my colleagues and I apply to managing Suffolk’s core business. This past quarter, that discipline became evident in the results of our decision last year to limit the easy boost of securities gains in favor of sustained core earnings. As the yield curve flattened over the past year, we benefited from the longer-term, higher yielding securities that we had retained in our portfolio. In combination with growth in the loan portfolio and substantial additions to the securities portfolio, total interest income increased by 10.5 percent, even as short-term funding costs increased and long-term rates came down. This resulted in return-on-average-equity of 21.44 percent. At almost twice the latest available average for the banking industry of 10.86 percent (source – SNL Securities), this maintains Suffolk’s place among the highest performing companies in the industry.”

He continued, “The composition of our balance sheet continues to evolve, with increases in loans for commercial real estate and construction, residential mortgages and home equity lending more than offsetting the run-off in the consumer loan portfolio, resulting in net loan growth of 5.7 percent from the prior year before the allowance for possible loan and lease losses. The investment portfolio grew by 10.3 percent, with greater emphasis on municipal securities as their tax-effective rates have grown more attractive. Borrowings have increased as we have attempted to moderate the effect of sharply increased short rates on the cost of our deposits. Looking to the income statement, key items include the provision for possible loan losses, down 71.1 percent from the comparable period last year when a substantial provision was made for a single credit, already disclosed, the circumstances of which are particular to that loan. As we have noted previously, we do not believe that it is reflective of systemic weakness in Suffolk’s loan portfolio or of its underwriting standards and procedures. Income other than from interest, before the effect of securities gains which were the result of a limited repositioning of the investment portfolio during the second quarter of 2004, is off by 2.6 percent as a result of stiff competition in the market for “free” banking services. Non-interest expense was up modestly by 3.0 percent.”

Mr. Kohlmann finished his remarks, “I want to re-emphasize the importance of consistent, disciplined management in building value in the banking industry. Customer service and balance sheet management are incremental processes, and are the result of many small decisions we make every day, as well as we can, each of them with reference to our objective of building long-term, stable shareholder value. Our numbers this quarter speak to the value of that approach, and it is one that we believe serves well our shareholders, customers, employees, and the communities in which we do business, now and for years to come.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. “SCNB” is Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, Suffolk County National Bank is the second largest independent bank headquartered on Long Island, with 26 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE July 15, 2005 Page 2 of 4

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	2nd Q 2005	2nd Q 2004	Change	6 Mos. 2005	6 Mos. 2004	Change
EARNINGS
Net Income	$5,325	$5,033	5.8%	$10,457	$9,897	5.7%
Net Interest Income	15,902	15,064	5.6%	31,396	30,026	4.6%
Earnings-Per-Share - Basic	0.50	0.46	8.7%	0.98	0.91	7.7%
Cash Dividends-Per-Share	0.20	0.19	5.3%	0.39	0.38	2.6%

AVERAGE BALANCES
Average Assets	1,390,939	1,376,670	1.0%	1,383,821	1,353,025	2.3%
Average Net Loans	859,067	827,163	3.9%	844,283	825,262	2.3%
Average Investment Securities	431,714	381,206	13.2%	436,112	384,130	13.5%
Average Deposits	1,205,108	1,225,751	(1.7)%	1,197,477	1,207,278	(0.8)%
Average Equity	99,365	98,667	0.7%	100,712	99,043	1.7%

RATIOS
Return on Average Equity	21.44%	20.40%	5.1%	20.77%	19.99%	3.9%
Return on Average Assets	1.53%	1.46%	4.8%	1.51%	1.46%	3.4%
Average Equity/Assets	7.14%	7.17%	(0.4)%	7.28%	7.32%	(0.5)%
Net Interest Margin (FTE)	4.98%	4.89%	1.8%	4.96%	4.92%	0.8%
Efficiency Ratio	51.46%	48.79%	5.5%	51.78%	50.51%	2.5%
Tier 1 Leverage Ratio June 30	7.22%	7.14%	1.1%
Tier 1 Risk-based Capital Ratio June 30	10.01%	10.25%	(2.3)%
Total Risk-based Capital Ratio June 30	10.90%	11.28%	(3.4)%

ASSET QUALITY
during period:
Net (Recoveries) Charge-offs	$(70)	$(66)	6.1%	$(2)	$223	(100.9)%
Net Charge-offs/Average Net Loans (annual)	(0.03)%	(0.03)%	0.0%	(0.00)%	0.05%	(100.0)%
at end of period:
Non-accrual & Restructured Loans	$4,831	$3,682	31.2%
Foreclosed Real Estate (“OREO”)	0	0	0.0%
Total Non-performing Assets	4,831	3,682	31.2%
Allowance/Non-performing Assets	183.96%	267.54%	(31.2)%
Allowance/Loans, Net of Discount	1.01%	1.18%	(14.4)%
Net Loans/Deposits	69.14%	62.97%	9.8%

EQUITY
Shares Outstanding	10,552,571	10,883,719	(3.0)%
Common Equity	$102,593	$99,638	3.0%
Book Value Per Common Share	9.72	9.15	6.2%
Tangible Common Equity	101,779	98,824	3.0%
Tangible Book Value Per Common Share	9.64	9.08	6.2%

LOAN DISTRIBUTION
at end of period:
Commercial, Financial & Agricultural Loans	180,126	182,952	(1.5)%
Commercial Real Estate Mortgages	291,326	236,940	23.0%
Real Estate - Construction Loans	62,976	33,996	85.2%
Residential Mortgages (1st and 2nd Liens)	123,389	115,803	6.6%
Home Equity Loans	80,939	69,817	15.9%
Consumer Loans	141,698	193,168	(26.6)%
Other Loans	563	509	10.6%

Total Loans (Net of Unearned Discounts)	$881,017	$833,185	5.7%

PRESS RELEASE July 15, 2005 Page 3 of 4

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	June 30,
	2005	2004	Change
ASSETS
Cash & Due From Banks	$48,060	$83,417	(42.4)%
Federal Funds Sold	21,100	78,400	(73.1)%
Investment Securities:
Available for Sale, at Fair Value	416,593	377,652	10.3%
Obligations of States & Political Subdivisions	10,443	9,300	12.3%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	1,930	1,823	5.9%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	429,704	389,513	10.3%

Total Loans	881,017	833,185	5.7%
Allowance for Loan Losses	8,887	9,851	(9.8)%

Net Loans	872,130	823,334	5.9%

Premises & Equipment, Net	22,765	22,562	0.9%
Accrued Interest Receivable, Net	6,276	5,197	20.8%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	19,292	21,128	(8.7)%

TOTAL ASSETS	$1,420,141	$1,424,365	(0.3)%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$445,252	$446,261	(0.2)%
Saving, N.O.W. & Money Market Deposits	588,086	642,841	(8.5)%
Time Certificates of $100,000 or More	24,910	18,350	35.7%
Other Time Deposits	203,194	200,099	1.5%

Total Deposits	1,261,442	1,307,551	(3.5)%

Repurchase Agreements	37,355	—	100.0%
Dividend Payable on Common Stock	2,117	2,069	2.3%
Accrued Interest Payable	1,088	726	49.9%
Other Liabilities	15,546	14,381	8.1%

TOTAL LIABILITIES	1,317,548	1,324,727	(0.5)%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 10,552,571 and 10,883,719 shares outstanding at June 30, 2005 and 2004, respectively)	33,884	33,879	0.0%
Surplus	19,439	19,375	0.3%
Treasury Stock at Par (3,001,165 and 2,667,899 shares, respectively)	(7,502)	(6,670)	12.5%
Retained Earnings	55,520	52,547	5.7%

	101,341	99,131	2.2%

Accumulated Other Comprehensive Income, Net of Tax	1,252	507	146.9%

TOTAL STOCKHOLDERS’ EQUITY	102,593	99,638	3.0%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,420,141	$1,424,365	(0.3)%

PRESS RELEASE July 15, 2005 Page 4 of 4

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	6/30/05	6/30/04	Change	2005	2004	Change
INTEREST INCOME
Federal Funds Sold	$41	$79	(48.1)%	$51	$87	(41.4)%
United States Treasury Securities	96	104	(7.7)%	192	208	(7.7)%
Obligations of States & Political Subdivisions	495	215	130.2%	904	391	131.2%
Mortgage-Backed Securities	2,579	2,548	1.2%	5,236	4,986	5.0%
U.S. Government Agency Obligations	1,222	966	26.5%	2,445	2,044	19.6%
Corporate Bonds & Other Securities	44	17	158.8%	75	38	97.4%
Loans	14,176	12,950	9.5%	27,558	25,972	6.1%

Total Interest Income	18,653	16,879	10.5%	36,461	33,726	8.1%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	867	664	30.6%	1,689	1,310	28.9%
Time Certificates of $100,000 or more	131	88	48.9%	248	182	36.3%
Other Time Deposits	1,164	1,058	10.0%	2,177	2,168	0.4%
Federal Funds Purchased	387	—	100.0%	489	—	100.0%
Interest on Other Borrowings	202	5	3,940.0%	462	40	1,055.0%

Total Interest Expense	2,751	1,815	51.6%	5,065	3,700	36.9%

Net-interest Income	15,902	15,064	5.6%	31,396	30,026	4.6%
Provision for Loan Losses	375	1,298	(71.1)%	675	1,523	(55.7)%

Net-interest Income After Provision	15,527	13,766	12.8%	30,721	28,503	7.8%

OTHER INCOME
Service Charges on Deposit Accounts	1,412	1,419	(0.5)%	2,770	2,827	(2.0)%
Other Service Charges, Commissions & Fees	669	645	3.7%	1,228	1,218	0.8%
Fiduciary Fees	277	308	(10.1)%	561	621	(9.7)%
Net Securities Gains	—	1,219	(100.0)%	—	1,219	(100.0)%
Other Operating Income	131	183	(28.4)%	268	341	(21.4)%

Total Other Income	2,489	3,774	(34.0)%	4,827	6,226	(22.5)%

OTHER EXPENSE
Salaries & Employee Benefits	5,555	5,340	4.0%	11,079	10,848	2.1%
Net Occupancy Expense	849	829	2.4%	1,868	1,682	11.1%
Equipment Expense	540	510	5.9%	1,099	1,080	1.8%
Other Operating Expense	2,520	2,512	0.3%	4,711	4,700	0.2%

Total Other Expense	9,464	9,191	3.0%	18,757	18,310	2.4%

Income Before Provision for Income Taxes	8,552	8,349	2.4%	16,791	16,419	2.3%
Provision for Income Taxes	3,227	3,316	(2.7)%	6,334	6,522	(2.9)%

NET INCOME	$5,325	$5,033	5.8%	$10,457	$9,897	5.7%

Average:
Common Shares Outstanding	10,616,833	10,887,087	(2.5)%	10,690,085	10,907,715	(2.0)%
Dilutive Stock Options	25,101	33,080	(24.1)%	28,952	34,760	(16.7)%

Average Total	10,641,934	10,920,167	(2.5)%	10,719,037	10,942,475	(2.0)%

EARNINGS PER COMMON SHARE
Basic	$0.50	$0.46	8.7%	$0.98	$0.91	7.7%
Diluted	$0.50	$0.46	8.7%	$0.98	$0.90	8.9%